[Form of Letter Agreement for Directors and Officers]

[Insert Date]

BPW Acquisition Corp.

750 Washington Boulevard

Austin, Texas 78701

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attn: General Counsel

Re:	Initial Public Offering

Ladies and Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between BPW Acquisition Corp., a Delaware corporation (the “Company”) and Citigroup Global Markets Inc., as representative of the several underwriters (the “Underwriters”), relating to an underwritten initial public offering (the “Offering”) of 37,500,000 of the Company’s units (the “Units”), each comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant exercisable for one share of Common Stock (each, a “Warrant”). The Units sold in the Offering will be listed and traded on the American Stock Exchange pursuant to a Registration Statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission. Certain capitalized terms used herein are defined in paragraph [8][9] hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned [officer] [director] hereby agrees with the Company as follows:

1. [(a)] The undersigned agrees that in connection with a vote to approve any proposed Initial Business Combination, the undersigned shall (i) [include for independent directors only: vote all shares of Founders’ Common Stock owned by the undersigned in accordance with the majority of the votes cast by the Public Stockholders, (ii)] vote any shares of Common Stock acquired by him or her in the Offering or the secondary public market in favor of any proposed Initial Business Combination, and ([ii] [iii]) vote all shares of Common Stock [(including Founders’ Common Stock)] owned by him or her in favor of an amendment to the Company’s Certificate of Incorporation providing for the Company’s perpetual existence in connection with a vote to approve a proposed Initial Business Combination. [Include for

BPW Acquisition Corp.
Citigroup Global Markets Inc.

independent directors only: The undersigned also acknowledges and agrees that he or she will not have any conversion rights with respect to the shares of Founders’ Common Stock owned by the undersigned.]

[Include for independent directors only: (b) To the extent that the Underwriters do not exercise their over-allotment option to purchase an additional 5,625,000 Units of the Company (as described in the Prospectus), the undersigned agrees that he or she shall return to the Company for cancellation, at no cost, the number of Founders’ Units held by the undersigned determined by multiplying [___________] by a fraction, (i) the numerator of which is 5,625,000 minus the number of shares of Common Stock purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 5,625,000.]

[Include for independent directors only: (c) The undersigned hereby waives any right, title, interest or claim of any kind in or to any distributions of the Trust Account as a result of any liquidation of the Company with respect to his or her shares of Founders’ Common Stock.] The undersigned hereby waives any claim the undersigned may have in the future against the Trust Account, and will not seek recourse against the funds held in or distributed from the Trust Account prior to an Initial Business Combination, in either case on account of, or arising out of, any contracts or agreements with the Company.

2. The undersigned [officer] [director] hereby agrees that in the event that the Company fails to consummate an Initial Business Combination within 24 months after the date of the final Prospectus relating to the Offering, the undersigned shall take all reasonable steps to (a) cause the Trust Account to be liquidated and distributed to the holders of Common Stock purchased in the Offering as soon as reasonably practicable and (b) cause the Company to be dissolved and liquidated as soon as reasonably practicable. The undersigned agrees that in connection with any cessation of the corporate existence of the Company, he or she will take all reasonable steps to cause the Company to adopt a plan of dissolution and distribution in accordance with Section 281(b) of the General Corporation Law of the State of Delaware or any successor provision thereto.

3. [Include for independent directors only: (a) The undersigned shall not without the prior written consent of the underwriters with respect to the Offering (i) sell, offer to sell, contract or agree to sell, assign, hypothecate, donate, pledge, grant any security interest in, encumber, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, in respect of, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, or any securities convertible into or exercisable or exchangeable for, or other rights to purchase, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) in respect of:

BPW Acquisition Corp.
Citigroup Global Markets Inc.

(A) his or her Founders’ Securities, for a period of 180 days from the date the Company consummates its Initial Business Combination or earlier in the event that subsequent to the consummation of the Initial Business Combination (x) the last sales price of the Common Stock equals or exceeds $13.75 per share for any 20 trading days within any 30-trading day period commencing 90 days after the date of the consummation of such Initial Business Combination or (y) the Company consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property;

(B) his or her Sponsors’ Warrants and underlying shares of Common Stock, until after the Company completes its Initial Business Combination; and

(C) his or her other securities of the Company, for a period of 180 days from the date of the final Prospectus relating to the Offering.

(b) Notwithstanding the foregoing, the undersigned may transfer (i) his or her Founders’ Securities (A) to partners, members or employees of Perella Weinberg Partners LP, Brooklyn NY Holdings LLC or the Company, (B) to a holders’ partners or members upon its liquidation, (C) to relatives and trusts for estate planning purposes, or (D) by private sales with respect to up to 33% of the Founders’ Units made at or prior to the consummation of the Initial Business Combination at prices no greater than the price at which the Founders’ Units were originally purchased from the Company (approximately $0.0023 per Unit), and (ii) his or her Sponsors’ Warrants and underlying shares of Common Stock (A) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors or any affiliates of either Sponsor, including the holders of their equity securities and partners, members and employees of Perella Weinberg Partners LP and Brooklyn NY Holdings LLC, (B) by gift to a member of a holder’s immediate family or to a trust, the beneficiary of which is a member of the holder’s immediate family, an affiliate of a Sponsor or to a charitable organization; (C) by virtue of the laws of descent and distribution upon death of any holder; (D) by virtue of the laws of the state of Delaware or the Sponsor’s limited partnership or limited liability company agreement upon dissolution of the Sponsor, or (E) pursuant to a qualified domestic relations order to which a holder is subject; provided, however, that the permissive transfers set forth in this paragraph (b) may be implemented only upon the respective transferee’s written agreement with the Company to be bound by the terms and conditions of such transfer restrictions and, if at the time applicable, the voting, waiver and forfeiture provisions with respect to the securities being transferred (as applicable, such permitted transferees the “Permitted Transferees”).

[Include for officers and non-independent directors only: (a) For a period of 180 days from the date of the final Prospectus relating to the Offering, the undersigned shall not without the prior written consent of the underwriters with respect to the Offering (i) sell, offer to

BPW Acquisition Corp.
Citigroup Global Markets Inc.

sell, contract or agree to sell, assign, hypothecate, donate, pledge, grant any security interest in, encumber, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, in respect of any securities of the Company, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, or any securities convertible into or exercisable or exchangeable for any securities of the Company, or other rights to purchase, Common Stock or any such securities, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii); provided, however, that in the event any Private Placement Securities are transferred to the undersigned, the undersigned shall be bound by the transfer restrictions and, if at the time applicable, the voting, waiver and forfeiture provisions, applicable to such Private Placement Securities set forth in that certain letter agreement dated of even date herewith by and between the transferor of such securities and the Company.]

([b][c]) Further, the undersigned agrees that after the applicable lock-up periods described in this Section 3 have elapsed, such securities shall only be transferable or saleable pursuant to a sale registered under the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder or pursuant to an available exemption from such registration. [Include for independent directors only: The Company and the undersigned each acknowledge that pursuant to the Registration Rights Agreement dated [    ], 2008 between the Company, the Sponsors and certain directors of the Company, including the undersigned, the undersigned may request that a registration statement relating to the Founders’ Securities and the Sponsors’ Warrants including the underlying shares of Common Stock be filed with the Securities Exchange Commission prior to the end of the applicable lock-up period described in this Section 3; provided that such registration statement does not become effective prior to the end of the applicable lock-up period.]

4. The undersigned’s biographical information furnished to the Company and attached here as Exhibit A is true and accurate in all respects and does not omit any material information with respect to the undersigned’s background. The undersigned’s questionnaires furnished to the Company and the Underwriters and attached hereto as Exhibits B-1 and B-2 are true and accurate in all respects. The undersigned represents and warrants that:

(a) the undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b) the undersigned has never been convicted of or pleaded guilty to any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and the undersigned is not currently a defendant in any such criminal proceeding; and

BPW Acquisition Corp.
Citigroup Global Markets Inc.

(c) the undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registrations denied, suspended or revoked.

5. (a) Except as disclosed in the Prospectus, neither the undersigned nor any affiliate of the undersigned will be entitled to receive, and no such person will accept, any fees, reimbursements or other compensation of any kind from the Company for services rendered to the Company prior to or in connection with the consummation of an Initial Business Combination other than reimbursement for any out-of-pocket expenses related to the Offering and identifying, investigating and consummating an Initial Business Combination. The undersigned acknowledges that the audit committee of the Company’s board of directors will review and approve all payments and reimbursements made to the undersigned and his or her affiliates in excess of $10,000, and that any payments and reimbursements made to members of the audit committee will be reviewed and approved by the Company’s board of directors, with any interested directors abstaining from such review and approval.

(b) Neither the undersigned nor any affiliate of the undersigned will accept a finder’s fee, consulting fee or any other compensation or fees from any other person in connection with an Initial Business Combination, other than compensation or fees that may be received for any services provided following an Initial Business Combination.

[Include for officers only: 6. The undersigned agrees that he or she will not become a sponsor, promoter, officer or director of any other blank check company until the earlier of the filing by the Company of a Form 8-K with the SEC announcing the execution by the Company of a definitive agreement for an Initial Business Combination and the Company’s liquidation. The undersigned hereby acknowledges and agrees that (a) monetary damages would not be an adequate remedy for any breach by the undersigned of any of his or her obligations under this paragraph 7, and (b) the non-breaching parties hereto shall be entitled to injunctive relief, in addition to any other remedy such parties may have, in the event of such breach.]

[7][8]. The undersigned has full right and power, without violating any agreement by which he or she is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this letter agreement and serve as [specify office] [a director] of the Company, and hereby consents to being named in the Prospectus as an [officer] [director] of the Company.

[8][9]. As used herein, (a) an “Initial Business Combination” shall mean a business combination with one or more target businesses that have an aggregate fair market value of at least 80% of the amount held in the Trust Account (excluding the amount held in the trust account representing the underwriters’ deferred commission) at the time of such Initial Business

BPW Acquisition Corp.
Citigroup Global Markets Inc.

Combination; (b) “Founders’ Securities” shall mean the Founders’ Units, Founders’ Common Stock, Founders’ Warrants and the shares of Common Stock underlying the Founders’ Warrants; (c) “Founders’ Units” shall mean the 10,781,250 units of the Company in aggregate amount acquired by the Sponsors prior to the consummation of the Offering, with each unit consisting of one share of Common Stock (the “Founders’ Common Stock”) and one warrant to purchase one share of Common Stock (the “Founders’ Warrants”), of which an aggregate of 346,974 Founders’ Units were subsequently transferred to Roger W. Einiger, J. Richard Fredericks, and Wolfgang Schoellkopf; (d) “Private Placement Securities” shall mean the Founders’ Securities and the Sponsors’ Warrants; (e) “Public Stockholders” shall mean the holders of the Company’s securities issued in the Offering; (f) “Registration Rights Agreement” shall mean that certain Registration Rights Agreement, dated as of [________], 2008, entered into by and among the Company, the Sponsors and the other parties thereto; (g) “Sponsors” shall mean Perella Weinberg Partners Acquisition LP, a Delaware limited partnership, and BNYH BPW Holdings LLC, a Delaware limited liability company; (h) “Sponsors’ Warrants” shall mean the 7,000,000 warrants of the Company in aggregate amount, each exercisable for one share of Common Stock, acquired by the Sponsor simultaneously with the consummation of the Offering, of which an aggregate of 149,166 Sponsors’ Warrants were subsequently transferred to Roger W. Einiger, J. Richard Fredericks, and Wolfgang Schoellkopf; and (i) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Offering and the proceeds of the private placement of the Sponsors’ Warrants will be deposited.

[9][10]. Nothing contained herein shall be deemed to render any underwriter with respect to the Offering a representative of, or a fiduciary with respect to, the Company, its stockholders, or any creditor or vendor of the Company with respect to the subject matter hereof or the transactions contemplated hereby. This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto. No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This letter agreement shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles. This letter agreement shall be binding on the parties hereto and their respective successors, heirs, personal representatives and permitted assigns. This letter agreement shall terminate on the earlier of (i) the expiration of the Lock-Up Period and (ii) the liquidation of the Company; provided, that this letter agreement shall earlier terminate in the event that the Offering is not consummated and closed by [__________], 2008; provided, further that any such termination shall not relieve the undersigned from liability for any breach of this agreement by him or her prior to its termination.

BPW Acquisition Corp.
Citigroup Global Markets Inc.

Sincerely

[Name]

Acknowledged and Agreed:

BPW ACQUISITION CORP.

By:
Michael E. Martin
Chief Executive Officer

CITIGROUP GLOBAL MARKETS INC.

By:
[Name]
[Title]

Exhibit A

(Attached)

Exhibit B-1

(Attached)

Exhibit B-2

(Attached)